UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2007

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a regular meeting of the Board of Directors on May 23, 2007, the Board of Directors of Angeion approved an amendment to the Company’s Bylaws to allow for the issuance and transfer of uncertificated shares of the Company’s common stock.  The Board took the action in light of rules of NASDAQ that mandate that all listed companies become eligible to participate in the Direct Registration System before the end of 2007.  The Company will communicate directly with its shareholders with respect to the effective date of its implementation of the direct share registration system.

A copy of the Company’s bylaws including the new Section 6.2 allowing the issuance and transfer of uncertificated shares of the Company’s common stock is attached as Exhibit 3.2.

Item 8.01               Other Events

On May 23, 2007, the Company held its Annual Meeting of Shareholders.  At the meeting, the following action was taken:

Election of Directors

The following persons were elected to the Company’s Board of Directors, receiving the votes set forth opposite their names:

Name	Votes For	Votes Withheld
Arnold A. Angeloni	3,384,852	309,114
John R. Baudhuin	3,480,155	213,811
K. James Ehlen, M.D.	3,402,458	291,508
John C. Penn	3,402,228	291,738
Philip I. Smith	3,476,479	217,487
Rodney A. Young	3,477,270	216,696

Approve the Angeion Corporation 2007 Stock Incentive Plan

The shareholders voted against approving the Angeion Corporation 2007 Stock Incentive Plan by the following votes.

For	601,601
Against	1,216,886
Abstain	3,243
Broker Non-vote	1,872,236

Ratify the Appointment of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending October 31, 2007

The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2007.  The proposal was ratified by the following vote:

For	3,620,778
Against	69,496
Abstain	3,692
Broker Non-vote	0

Accordingly, all six directors were elected directors of the Company with terms expiring at the 2008 Annual Meeting of Shareholders, the Angeion Corporation 2007 Stock Incentive Plan was defeated, and KPMG LLP was ratified as independent registered public accountants for the Company for the fiscal year ending October 31, 2007.

Item. 9.01 Financial Statements and Exhibits

Exhibits  3.2           Bylaws as in Effect on May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: May 30, 2007	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer